Exhibit 10.1

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT (this “Agreement”) is made and entered effective as of the 14th day of June, 2011 (the “Effective Date”) by and between Range Michigan LLC, a Wyoming limited liability company with a mailing address of P.O. Box 726, 504 Fremont, Thermopolis, WY 82443-2913 (“Range”), and LJM Energy Corp., a Nevada corporation, with a mailing address of 9190 Double Diamond Parkway, Reno NV 89521 (“LJM”), on the other hand.

RECITALS

WHEREAS, Range controls certain interests in certain oil and gas drilling areas known collectively as the Dansville Prospect, located in Ingham County, Michigan (the “Dansville Prospect”);

WHEREAS, Range is the lessee of certain leases located in Ingham County, which leases are more particularly described in the attached Exhibit A, and relate to drilling prospects known as the Eaton Rapids Prospect, the Ackley Prospect and the Mason Prospect (the “Ingham Leases”);

WHEREAS, Range also controls interests in three drilling prospects known as the Kinneville Prospect and the Trenton One Prospect and the Trenton Two Prospect (collectively the “Additional Prospects”);

WHEREAS, Range has obtained three-dimensional seismic data and information relating to certain areas which include all or portions of the Dansville Prospect, the Ingham Leases and the Additional Prospects and other areas (the “Seismic”), and LJM desires acquire the Seismic for its own use;

WHEREAS, LJM wishes to issue shares of its stock to Range as provided herein as consideration for Range’s conveyance of the Seismic and an interests in the Ingham Leases ;WHEREAS, Range has identified three drilling locations within the Dansville Prospect where it desires to develop wells before December 31, 2011 (the “Required Wells,” and each a “Required Well”);

WHEREAS, LJM desires to participate in the Required Wells and to acquire an option to participate in additional oil and gas wells within the Dansville Prospect in exchange for certain payments and other agreements as set forth herein;and

WHEREAS, LJM wishes to acquire from Range, and Range wishes to grant to LJM, an option to participate in the development of the Additional Prospects as provided herein;

NOW THEREFORE, for and in consideration of the premises, which are true and are a substantive part of this Agreement, the mutual agreements and covenants set forth herein and the transfers and other payments required herein, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereby agree as follows:

1. Transfer of Shares.  As consideration for Range’s conveyance to LJM of (i) an interest in the Ingham Leases (as provided herein and in Exhibit B hereto) and (ii) the Seismic (as provided herein and in Exhibit C hereto), LJM shall issue four hundred thousand (400,000) shares of its common stock as follows:

a.
LJM will take all action so that, within 30 days after the Effective Date, or as otherwise agreed to in writing by the parties and subject to compliance with applicable law, it shall have effected a 30-to-1 forward stock split of all of the shares of LJM’s common stock that are then-issued and outstanding at the effective time of such forward split (the “Forward Split”).

b.	Following the Forward Split, LJM shall have issued Range 12,000,000 post-split share of LJM common stock (the “Shares”).

c.
If at any time after July 31, 2011 and from time-to-time, during the two calendar years following the Forward Split, LJM issues any additional shares of its common stock ("Additional Shares") and the purchase price per share for the Additional Shares is less than $0.30 per Additional Share as determined without regard to the operation of this Agreement and the issuance of Adjusting Shares as provided herein) (a "Dilutive Transaction"), then contemporaneously with the Dilutive Transaction, LJM will issue to Range, at no cost to Range, additional shares of LJM ("Adjusting Shares") in an amount which provides Range with the ownership percentage interest in LJM represented by the Shares when issued, had the Additional Shares been sold at $0.30 per share, as adjusted. The provisions of this Section 1(c) shall expire two years from the effective date of the Forward Split.

2. Assignment of an Interest in the Ingham Leases.  At the Closing Range will assign to LJM a forty-three and three-quarters percent (43.75%) undivided interest in and to each of the Ingham Leases by executing an Assignment and Bill of Sale in the form attached hereto as Exhibit B (the “Lease Assignment”);

3. Assignment of Seismic.  At the Closing, Range will assign the Seismic to LJM by the execution of a Seismic Data Assignment in the form attached hereto as Exhibit C (the “Seismic Assignment”), subject to the reservations set forth in this paragraph and in the Seismic Assignment.  Range will reserve to itself, and its successors and assigns, an irrevocable license to use the Seismic for its, or their, own use and benefit.

4. The Dansville Prospect. At the Closing, the parties will enter into a Participation Agreement in the form attached as Exhibit D, (the “Participation Agreement”) which shall contain the following terms:

a.	LJM will participate in the Required Wells on the Dansville Prospect by December 31, 2011. The first Required Well shall be spudded in on or before September 30, 2011.

b.
LJM will pay seventy percent (70%) of the drilling costs associated with the drilling, land acquisition, and completion associated with each of the Required Well, in accordance with the Participation Agreement.  After LJM has participated in all of the Required Wells, LJM may thereafter participate in wells drilled on the Dansville Prospect by paying forty-three and three quarters percent (43.75%) of the total cost for each well, as provided in the Participation Agreement.

c.	In connection with each Required Well, LJM shall advance the “Dry Hole Prospect Cost” as provided in the Participation Agreement.

d.	The Required Wells and all other wells subject to the Participation Agreement shall be operated by Range pursuant to a Joint Operating Agreement based on the AAPL 610 Model Form 1989.

5. Option for the Additional Prospects. At the Closing Range and LJM shall execute an “Option Agreement” in the form attached hereto as Exhibit E pursuant to which LJM shall have certain rights to participate in wells drilled on the Additional Prospects.

6. Termination.  Prior to the full execution of the agreements identified as exhibits to this Agreement, either party may terminate this Agreement upon written notice to the other party.

7. Successors and Assigns.  The rights and obligations of the parties hereto shall be binding and enforceable and shall inure to the benefit and/or the detriment of the parties, and their respective successors and assigns.

8. Notices.  Any notices required to be given pursuant to this Agreement shall be delivered to the applicable party in writing and at the address for such party listed above.

9. Expenses.  The parties agree that they will each bear one-half of the costs and expenses of preparing this Agreement and the Exhibits hereto and of otherwise documenting the transactions contemplated hereby, including attorneys’ fees, regardless of which party incurred the expenses.

10. Entire Agreement.  This Agreement and the agreements that are exhibits hereto represent the entire agreement between the parties with respect to the matters addressed herein and shall supersede any and all prior agreements whether written or oral with respect to the same.  RANGE AND LJM HEREBY WAIVE AND DISCLAIM ALL IMPLIED WARRANTIES AND COVENANTS WITH REGARD TO ANY MATTER ADDRESSED IN THIS AGREEMENT OR ANY AGREEMENT ATTACHED HERETO AS AN EXHIBIT.  No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by all parties hereto and then, in the case of a waiver, the waiver shall only be effective only in the specific instance and for the specific purpose for which it is given.

11. Governing Law.  This agreement shall be governed by the laws of the State of Michigan without respect to its provisions concerning conflicts of law.

12. Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be of equal dignity, and when take together shall constitute one complete document.  For purposes of this Agreement an electronic or facsimile signature shall be deemed to constitute an original.

13. Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and any invalid, illegal or unenforceable provision shall be replaced with a valid, legal or enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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IN WITNESS WHEREOF the parties hereby execute and deliver this agreement effective as of the Effective Date.

RANGE MICHIGAN LLC By its Manager: Range Exploration Partners LLC

By:	/s/ Frode Aschim
Frode Aschim
Its:	Manager

IN WITNESS WHEREOF the parties hereby execute and deliver this agreement effective as of the Effective Date.

LJM LJM Energy Corp.

By:	/s/ Joel Felix
Joel Felix
Its:	Chief Executive Officer

Exhibit A

Ingham Leases

EXHIBIT B

Assignment and Bill of Sale

EATON RAPIDS, ACKLEY AND MASON PROSPECTS

Exhibit C

Seismic Assignment

Exhibit D

Participation Agreement

Exhibit F

Option Agreement